UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

Destra Multi-Alternative Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

DESTRA CAPITAL 444 West Lake Street, Suite 1700 Chicago, IL 60606-0070

NOTICE OF ADJOURNMENT

WE NEED YOUR HELP

December 4, 2020

Dear Shareholder,

We need your help. Today the Special Meeting of Shareholders of your Fund, Destra Multi-Alternative Fund, was adjourned until December 29th to provide shareholders who have yet to cast their proxy vote with more time to do so. Our records indicate that you have not yet cast your proxy voting instructions. It is critical that we receive your response so that we may proceed with the important business of the Fund.

PLEASE take a moment to cast your vote TODAY. We wish to avoid any further costs associated with following up on this matter.

As discussed in more detail in the proxy statement sent to you via hard copy or e-delivery, all shareholders of Destra Multi-Alternative Fund are being asked to consider and vote to approve a new investment sub-advisory agreement and a new investment advisory agreement. There are no increases in fees in connection with these proposals. The Board of Trustees recommends that shareholders vote “FOR” both proposals.

For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/DestraCapital/docs/multialternative.pdf If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-877-478-5044 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time. We very much appreciate your attention to this matter.

Sincerely,

Nicholas Dalmaso

Chairman and Trustee

Four convenient voting methods…

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-866-811-1442. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

DESTRA CAPITAL 444 West Lake Street, Suite 1700 Chicago, IL 60606-0070

NOTICE OF ADJOURNMENT

WE NEED YOUR HELP

December 4, 2020

Dear Shareholder,

We need your help. Today the Special Meeting of Shareholders of your Fund, Destra Multi-Alternative Fund, was adjourned until December 29th to provide shareholders who have yet to cast their proxy vote with more time to do so. Our records indicate that you have not yet cast your proxy voting instructions. It is critical that we receive your response so that we may proceed with the important business of the Fund.

PLEASE take a moment to cast your vote TODAY. We wish to avoid any further costs associated with following up on this matter.

As discussed in more detail in the proxy statement sent to you via hard copy or e-delivery, all shareholders of Destra Multi-Alternative Fund are being asked to consider and vote to approve a new investment sub-advisory agreement and a new investment advisory agreement. There are no increases in fees in connection with these proposals. The Board of Trustees recommends that shareholders vote “FOR” both proposals.

For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/DestraCapital/docs/multialternative.pdf If you have any proxy related questions, please call 1-877-478-5044 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time. We very much appreciate your attention to this matter.

Sincerely,

Nicholas Dalmaso

Chairman and Trustee

Three convenient voting methods…

1. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.